Sachnoff & Weaver, Ltd.
                                Attorneys at Law
       30 South Wacker Drive o 29th Floor o Chicago, Illinois 60606-7484
                            Telephone (312) 207-1000



Writer's Direct Dial Number                              acsimile (312)207-6400
     (312) 207-6463

                                 April 21, 1997


Board of Directors
Valley Forge Capital Holdings
  Total Return Fund, Inc.
595 Market Street, Suite 1980
San Francisco, CA  94105

  Re:      Valley Forge Capital Holdings Total Return Fund, Inc.
           Post-Effective Amendment No. 2 to Registration Statement on Form N-1A Registration No. (33-79068)

To The Board Of Directors:

         At your request, we have examined the above-referenced Post-Effective Amendment to the Registration Statement on Form N-1A (the "Registration Statement") filed by Valley Forge Capital Holdings Total Return Fund, Inc., a Maryland corporation (the "Fund") with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, with respect to the offering on a continuous basis of an indefinite number of shares of capital stock of the Fund, par value $.01 per share (the "Capital Stock").

         As counsel to the Fund, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Amendment and Restatement of the Fund, and the Bylaws of the Fund and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such assumptions.

         We are members of the Bar of the State of Illinois and we express no opinion as to the law of any jurisdiction other than the laws of the State of Illinois and the federal laws of the United States.

         Subject to the foregoing and based on such examination, we are of the opinion that the shares of the Fund's Capital Stock to be issued and sold by the Company pursuant to the Registration Statement will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us contained in the "Legal Matters" section of the Registration Statement, including the Statement of Additional Information constituting a part thereof.

                                       Very truly yours,

                                       SACHNOFF & WEAVER, LTD.